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                                  EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of TransTechnology Corporation on Form S-8 of our reports dated May 12, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of TransTechnology Corporation for the year ended March 31, 1999 and of our report dated October 8, 1999, appearing in the Form 8-K/A of TransTechnology Corporation filed with the Securities and Exchange Commission on November 12, 1999.


/s/Deloitte & Touche LLP

Parsippany, New Jersey
December 16, 1999


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